Exhibit 99.2

REalloys Announces Pricing of Upsized $50 Million Public Offering

BOCA RATON, Fla., March 6, 2026 (GLOBE NEWSWIRE) — REalloys Inc. (NASDAQ: ALOY) (the “Company” or “REalloys”), a U.S.-based mine-to-magnet rare earth company, today announced the pricing of its previously announced underwritten public offering of 2,702,702 shares of its common stock at a public offering price of $18.50 per share. In addition, the Company has granted the underwriters a 30-day option to purchase up to an additional 396,963 shares of common stock. The offering is expected to close on or about March 9, 2026, subject to the satisfaction of customary closing conditions.

Clear Street is acting as lead book-running manager for the offering.

Needham & Company is acting as joint book-running manager for the offering.

Laidlaw & Company (UK) Ltd. and Muriel Siebert & Co., LLC are acting as co-managers for the offering.

The gross proceeds from the offering to the Company are expected to be approximately $50 million, before deducting underwriting discounts and other offering expenses and excluding any exercise of the underwriters’ option to purchase additional shares. The Company expects to use the net proceeds of the offering for working capital and general corporate purposes.

The securities described above are being offered by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-284626) previously filed with the Securities and Exchange Commission (“SEC”) and declared effective by the SEC on February 10, 2025.  The offering will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective shelf registration statement.  A preliminary prospectus supplement relating to and describing the terms of the offering was filed on March 5, 2026. A final prospectus supplement and accompanying prospectus relating to the securities being offered will be filed with the SEC.  Copies of the preliminary prospectus supplement and accompanying prospectus may be obtained, when available, for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, you may contact Clear Street, Attn: Syndicate Department, 150 Greenwich Street, 45th floor, New York, NY 10007, by email at ecm@clearstreet.io, or Needham & Company, 250 Park Avenue, 10th Floor, New York, NY 10177, Attn: Prospectus Department, prospectus@needhamco.com or by telephone at (800) 903-3268.

This press release shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About REalloys:

REalloys Inc. is advancing a fully integrated North American mine-to-magnet supply chain encompassing upstream resource development, midstream processing, and downstream manufacturing. REalloys' upstream foundation includes its Hoidas Lake rare-earth asset in Saskatchewan and a diversified network of allied feedstock and recycling partners. Together with the Saskatchewan Research Council, REalloys is building a platform to scale North American heavy rare earth midstream separation, refining, and metallization capabilities—creating a coordinated system that processes and converts heavy rare-earth materials from allied and domestic sources into high-purity products. Those refined materials feed directly into REalloys’ downstream manufacturing operations in Euclid, Ohio, where the company produces advanced heavy rare earth metals, alloys and magnet components for defense, clean-energy, and high-performance industrial applications. REalloys’ Ohio facility serves federal logistics and procurement agencies supporting the Department of Defense, the Department of Energy, and National Aeronautics and Space Administration, in addition to the broader Defense Industrial Base and Organic Industrial Base.

For more information, go to www.realloys.com or email info@realloys.com

Forward Looking Statements and Safe Harbor

This press release contains “forward-looking statements” within the meaning of applicable securities laws, including the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including, without limitation, statements regarding the satisfaction of the closing conditions, prevailing market conditions, statements regarding the satisfaction of the closing conditions, the anticipated use of the proceeds of the offering which could change as a result of market conditions or for other reasons, development activities, market expansion, strategic initiatives, or future performance are forward-looking statements. Such statements reflect management’s current expectations, assumptions, and estimates and are inherently subject to significant risks and uncertainties, many of which are beyond the control of the Company. Words such as “anticipate,” “believe,” “expect,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “target,” “will,” and similar expressions are intended to identify forward-looking statements, though their absence does not mean a statement is not forward-looking.

These statements are not guarantees of performance or outcomes. Actual results may differ materially from those expressed or implied due to various factors, including but not limited to: the ability to successfully complete project development and commercialization efforts; uncertainties related to scaling new technologies or processes to industrial production; supply-chain reliability, logistics, and availability of equipment and materials; fluctuations in rare-earth prices or demand; changes in market conditions, customer preferences, or procurement policies; regulatory approvals, environmental compliance, and permitting delays; inflationary pressures or rising capital costs; the availability, cost, and terms of financing; geopolitical events and trade policies affecting critical minerals; the outcome of future collaborations or partnerships; workforce recruitment and retention; cybersecurity or intellectual-property risks; competitive developments or technological change; and macroeconomic or industry-specific conditions that could impact operations, markets, or valuations.

All forward-looking statements speak only as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect subsequent events, new information, or changes in expectations, except as required by law. Readers are cautioned not to place undue reliance on these statements, which are provided for the purpose of describing management's current expectations and strategic outlook, and which involve numerous known and unknown risks, uncertainties, and other factors that may cause actual results or performance to differ materially.

These statements should not be construed as forecasts or guarantees of future outcomes. The risks and uncertainties that could affect the Company's operations, financial condition, performance, and prospects include those described in its filings with the SEC, including the most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other periodic reports and filings with the SEC available at www.sec.gov.

Contacts

REalloys Inc.
Angela Gorman
Communications, REalloys
angela@amwpr.com
www.realloys.com